Exhibit 3.3

�	Wyoming Secretary of State Herschler Building East, Suite 101 122 W 25th Street Cheyenne, WY 82002-0020 Ph. 307.777.7311 Email: Business@wyo.gov	WY Secretary of State FILED: 02/2412023 11:37 AM Original ID: 2023--001216641 Amendment ID: 2023-004050603

Profit Corporation

Articles of Amendment

I. Corporation name:

(Name must match exactly to the Secreta,y of State's records.)

!Autonomous Solutions, Inc.

2.	Article number(s) IV , is amended as follows:

*See checklist below for article number information.

See Attachment A.

3.	If the amendment provides for an exchange, reclassification, or cancellation of issued shares, prov1s1ons for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the articles of amendment.

N/A

4.	The amendment was adopted on 12| 06| 2023 (Date - mm/ddlyyyy)

P-Amendment- Revised June 2021

5.	Approval of the amendment: (Please check onlv one appropriate field to indicate the party approving the amendment.)

☐	Shares were not issued and the board of directors or incorporators have adopted the amendment.

OR

☐	Shares were issued and the board of directors have adopted the amendment without shareholder approval, in compliance with W.S. 17-16-1005.

OR

☒	Shares were issued and the board of directors have adopted the amendment with shareholder approval, in compliance wit!, W.S. 17-16-1003.

Signature:			Date: 102/06/2023
(May be executed by Chairman oiBoard. President or another of its officers.)			(mmlddlyyyy)
Print Name:	Graham Norris

		Contact Person:	Graham Norris
Title: '	Vice-President

Daytime Phone Number: 1801-932-1238

Email: lgraham@norrislawver.com

(An email address is required. Email(s) provided will receive important reminders, notices and filing evidence.)

Checklist
☒	Filing Fee: $60.00 Make check or money order payable to Wyoming Secretary of State.
☒	Processing time is up to 15 business days following the date of receipt in our office.
☒	*Refer to original articles of incorporation to determine the specific article number being amended or use the next number in sequence if you are adding an article. Article number(s) is not the some os the filing ID number.
☐	Please mail with payment to the address at the top of this form. This form cannot be accepted via email.
☐	Please review the form prior to submission. The Secretary of State's Office is unable to process incomplete forms.

P-Amendment - Revised June 2021

Autonomous Solutions, Inc.

02/06/2023

Articles of Amendment - Attachment A

Article V.

The number, par value, and class of shares the profit corporation will have the authority to issue are:

Number of Common Shares:	l 00,000,000	Common Par Value:	$0.001
Number of Preferred Class A Shares:	100,000	Preferred Class A Value:	$0.001
Number of Preferred Class B Shares:	20,000,000	Preferred Class A Value:	$0.001

Common Shares shall have voting rights of one (1) vote per share.

Preferred Class A Shares shail have voting rights of 2,000 votes per Preferred Class A Share. Additionally, Preferred Class A Shares may be converted to Common Shares at a ratio of 1:1,000 (1 Class A Preferred Share equals 1,000 Common Shares); such conversion shall be at the discretion of the Preferred Class A Shareholders.

Preferred Class B Shares shall have no voting rights. Additionally, Preferred Class B Shares may be converted to Common Shares at a ratio I : 1 (1 Preferred Class B Share equals 1 Common Share); such conversion of Preferred Class B Shares shall be at the sole discretion of the Company's Board of Directors.

RECEIPT                                                                    �

Secretary of State

Herschler Bldg East, Ste.100 & 101

Cheyenne, WY 82002-0020

RECEIPT INFORMATION
NORRIS LAW GROUP, P.C.
1156 SOUTH STATE STREET, SUITE 204	Receipt #: 002922797
OREM, UT 84097	Receipt Date: 02/24/2023
Processed By: Lori Medina

DO NOT PAY! This is not a bill.
Description of Charges	Reference Quantity Unit Price	Total
Common Amendment - Profit Corporation - Domestic	2023-004050603 1 $60.00	$60.00
	TOTAL CHARGES PAID	$60.00
Description of Payment	Reference	Amount
Payment-Check/ Money Order	4833	$60.00
	TOTAL PAYMENT	$60.00

In Reference To:

Autonomous Solutions, Inc. (2023-001216641); Amendment ID: 2023-004050603

PAD or Billing Questions?

(307) 777-5343

SOSAdminServices@wyo.gov